UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2010

OBA FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34593	27-1898270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20300 Seneca Meadows Parkway, Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 916-0472

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2010, OBA Financial Services, Inc. (the “Company”), the holding company of OBA Bank (the “Bank”), entered into an employment agreement, effective as of September 1, 2010, with Charles E. Weller, President and Chief Executive Officer of the Company and the Bank (the “Employment Agreement”).

The Employment Agreement provides for a three-year term.  The Employment Agreement may be extended on an annual basis, unless written notice of non-renewal is given by the Board of Directors of the Company.  The Employment Agreement provides for a base salary of $258,750.  In addition, the Employment Agreement provides for, among other things, participation in the Company and Bank’s employee benefits plans.  The Employment Agreement provides for termination by the Company for “cause”, as defined in the Employment Agreement, at any time.  If the Company terminates Mr. Weller’s employment for a reason other than for “cause”, or if Mr. Weller resigns from the Company for “good reason” (as defined in the Employment Agreement), then Mr. Weller would receive a lump sum severance payment equal to three times the sum of his base salary and the highest bonus paid to him during the three years prior to his termination of employment.  In addition, the executive will be entitled to continued life, health and dental insurance coverage for up to three years. Upon the termination of Mr. Weller’s employment under these circumstances, he must adhere to a two-year non-competition restriction.

Under the Employment Agreement, if following a change in control of the Company or Bank, the Company terminates Mr. Weller for a reason other than for “cause” or Mr. Weller voluntarily terminates his employment for “good reason” (as defined in the Employment Agreement”), he would receive a lump sum severance payment equal to the sum of his base salary and the highest bonus paid to him during the three years prior to his termination of employment.  In addition, the executive will be entitled to continued life, health and dental insurance coverage for up to three years.

The Employment Agreement provides that Mr. Weller will not receive any duplicative payments under his employment agreement entered into with the Bank.

A copy of the Company Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing summary is qualified in its entirety by the full text of the Employment Agreement.

Item 9.01.        Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.                                             Exhibit

Exhibit 10.1	Employment Agreement between OBA Financial Services, Inc. and Charles E. Weller, dated September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OBA Financial Services, Inc.
DATE: September 1, 2010	By:	/s/ David A. Miller
David A. Miller
Senior Vice President and Chief Financial Officer